Exhibit 99.2 Second Quarter 2019 Earnings Presentation August 8, 2019 © 2019 Laureate Education, Inc. 1

Forward Looking Statements This presentation includes statements that express Laureate's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements" within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to guidance (including, but not limited to, total enrollments, revenue, Adjusted EBITDA, costs (including cost savings), expenditures (including capital expenditures), the share repurchase program, cash interest expense, free cash flow, earnings per share, run-rates and growth rates), our planned divestitures, currency rates and financial results, and all statements we make related to the impact from the implementation of ASC 842, are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2019, our Quarterly Report on Form 10-Q filed on May 9, 2019, our Quarterly Report on Form 10- Q filed with the SEC on August 8, 2019, and other filings made with the SEC. These forward-looking statements speak only as of the time of this presentation and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “Market and Industry Data” in Laureate’s filings with the SEC. © 2019 Laureate Education, Inc. 2

Presentation of Non-GAAP Measures In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this press release, Laureate provides the non- GAAP measurements of Adjusted EBITDA and Free Cash Flow. We have included these non-GAAP measurements because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Adjusted EBITDA consists of income (loss) from continuing operations, adjusted for the items included in the accompanying reconciliation. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key input into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Free Cash Flow consists of operating cash flow minus capital expenditures. Free Cash Flow provides a useful indicator about Laureate’s ability to fund its operations and repay its debts. Laureate’s calculations of Adjusted EBITDA and Free Cash Flow are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Reconciliations of non-GAAP measures to the relevant GAAP measures are provided in the appendix to this presentation in the financial tables and our SEC filings. We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non- GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures, and other items. We believe providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period, and then exclude the impact of acquisitions and divestitures and other items described in the accompanying presentation. © 2019 Laureate Education, Inc. 3

SUMMARY OVERVIEW Note: Throughout this presentation amounts may not sum to totals due to rounding Amounts presented for enrollments, Revenue and Adjusted EBITDA are for continuing operations only © 2019 Laureate Education, Inc. 4

Summary - Highlights  New Enrollments up 11% Q2 YTD  Q2 Adjusted EBITDA ahead of guidance … up 4% vs. Q2 2018(1)  H1 Financial Results on-track … FY Revenue & EBITDA guidance reaffirmed  $1B in asset sale proceeds collected in Q2 …. Net leverage at <2.0x  Announcement of $150M stock repurchase program Continued Strong Progress Against All Strategic Priorities (1) On an Organic Constant Currency (CC) basis © 2019 Laureate Education, Inc. 5

Q2 2019 PERFORMANCE RESULTS © 2019 Laureate Education, Inc. 6

2019 Second Quarter – Financial Summary Q2 ’19 Variance Notes ($ in millions) (Enrollments in thousands) Results Vs. Q2 ‘18 • Driven by Brazil DL growth New Enrollment 58K 28% • 4% Excluding Brazil DL New Enrollment – Organic(1) 28% Total Enrollment 909K 3% Total Enrollment – Organic(1) 3% Revenue $1,002 (2%) Revenue – Organic/CC(2) 3% • Driven by Andean and Rest of World Adj. EBITDA $297 (2%) Adj. EBITDA – Organic/CC(2) 4% Adj. EBITDA margin 29.7% (17 bps) Adj. EBITDA margin – Organic/CC(2) 20 bps Q2 Results Ahead of Guidance (1) Organic results exclude period-over-period impacts from acquisitions and divestitures (2) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. © 2019 Laureate Education, Inc. 7

2019 H1– Financial Summary

($ in millions) (Enrollments in thousands)	H1 '19 Results	Variance Vs. H1 '18	Notes
New Enrollment	296K	11%	• Driven by Andean & Brazil DL • 4% Excluding Brazil DL
New Enrollment – Organic[(1)]		11%	
Total Enrollment	909K	3%	
Total Enrollment – Organic[(1)]		3%	
Revenue	$1,624	(2%)	
Revenue – Organic/CC[(2)]		4%	• Driven by Andean and Rest of World
Adj. EBITDA	$276	1%	
Adj. EBITDA – Organic/CC[(2)]		5%	• Driven by Andean, Online and Rest of World
Adj. EBITDA margin	17.0%	37 bps	
Adj. EBITDA margin – Organic/CC[(2)]		31 bps	

All Key Metrics On Track With Expectations

(1) Organic results exclude period-over-period impacts from acquisitions and divestitures
(2) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

© 2019 Laureate Education, Inc.
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2019 Second Quarter – Enrollment Dynamics by Segment New Enrollment Total Enrollment (NE) (TE) Notes Organic Organic Q2 ’19 Q2 ‘19 Vs. Q2 ’18 Vs. Q2 ’18 (Enrollments in thousands) Brazil 28 75% 309 5% • Driven by DL (NE +131%; TE +59% ) • The large intake cycle for Mexico occurs Mexico 14 (7%) 179 (4%) in second half of the year Andean 6 62% 341 6% Rest of World 2 14% 20 17% • Decline driven by teach out of Online & 7 (11%) 59 1% international partnerships Partnerships • Walden Domestic NE flat YoY Laureate Total 58 28% 909 3% Small Intake Cycle in Q2; New Enrollment Growth of 28% led by Brazil DL © 2019 Laureate Education, Inc. 9

2019 H1 – Enrollment Dynamics by Segment New Enrollment Total Enrollment (NE) (TE) Notes Organic Organic H1 ’19 H1 ’19 Vs. H1 ’18 Vs. H1 ’18 (Enrollments in thousands) • Strong growth in Distance Learning Brazil 126 22% 309 5% • NE Growth DL: 99%, F2F: 3% • TE Growth DL: 59%, F2F: (2%) • The large intake cycle for Mexico occurs Mexico 43 (2%) 179 (4%) in second half of the year Andean 104 10% 341 6% • Peru NE up 13%; Chile NE up 7% Rest of World 8 9% 20 17% • Primarily Australia • Decline driven by teach out of Online & 15 (11%) 59 1% international partnerships Partnerships • Walden Domestic NE +1% Laureate Total 296 11% 909 3% +11% New Enrollment Growth in H1 © 2019 Laureate Education, Inc. 10

2019 Second Quarter – Revenue, EBITDA Dynamics by Segment Revenue Adj. EBITDA Notes Organic/CC Organic/CC (1) (1) ($ millions) Q2 ‘19 Vs. Q2 ’18 Q2 ‘19 Vs. Q2 ’18 • Higher mix of DL Brazil 197 (4%) 59 (16%) • Flat net pricing year-over-year Mexico 162 1% 32 14% • UNITEC growth and timing • Driven by strong enrollments and Andean 423 10% 187 7% pricing Rest of World 61 6% 10 51% Online & • Cost controls, and benefitting from 160 (3%) 50 10% Partnerships wind down of international online • $9M benefit in prior year related to Corp. & Elimin. (1) n.m. (40) (2%) reversal of earnout liability (S. Africa) Laureate Total 1,002 3% 297 4% Q2 Results Ahead of Guidance (1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. © 2019 Laureate Education, Inc. 11

2019 H1 – Revenue, EBITDA Dynamics by Segment Revenue Adj. EBITDA Notes Organic/CC Organic/CC (1) (1) ($ millions) H1 ‘19 Vs. H1 ’18 H1 ‘19 Vs. H1 ’18 • Flat net pricing year-over-year; cost Brazil 307 (1%) 28 (41%) actions underway for 2H Mexico 319 2% 57 2% • Driven by strong enrollments and Andean 562 10% 154 12% pricing Rest of World 115 7% 15 46% • Primarily scaling of Australia Online & • Cost controls, and benefitting from 321 (3%) 98 9% Partnerships wind down of international online • G&A reductions through simplification Corp. & Elimin. (1) n.m. (77) 6% and scale Laureate Total 1,624 4% 276 5% Solid H1 2019 Performance (1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. © 2019 Laureate Education, Inc. 12

G&A Rationalization Update ($ in millions) Margin 18.6% 19.3% 19.6% 20.2% Evolution $176 $155 $145 $125 2018 Corporate G&A 2019 G&A Estimate 2019 G&A Run-Rate 2019 Year-end G&A Secured as June 2019 Run-Rate Estimate Reductions in G&A Enabling Margin Expansion © 2019 Laureate Education, Inc. 13

2019 H1 – Net Debt & Free Cash Flow (FCF) ($ in millions) Net Debt Free Cash Flow +62% $ 2,510 -53% $ 1,171 $ (38) YE 2018 H1 2019 $ (100) H1 2018 H1 2019 Significant Reduction in Net Debt -- Continued Improvements in FCF NOTE: Free Cash Flow (FCF) defined as operating cash flow less capital expenditures © 2019 Laureate Education, Inc. 14

2019 OUTLOOK © 2019 Laureate Education, Inc. 15

2019 Full Year Guidance FY 2019 ($ in millions) (1) (Enrollments in thousands) Guidance Total Enrollments ~ 865K Revenue $3,330 - $3,365 Adjusted EBITDA $640 - $650 Full Year Guidance Reaffirmed (1) Guidance as provided during 1Q 2019 earnings call on May 9, 2019 Note: An outlook for 2019 net income and reconciliation of the forward-looking 2019 Adjusted EBITDA outlook to net income are not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. © 2019 Laureate Education, Inc. 16

Q3 2019 Guidance - Details (USD millions, except enrollments in thousands) Revenues Adj. EBITDA Q3 2018 Results $787 $121 Organic Growth $5 - $15 ($4) - $6 Growth % 1% - 2% (3%) - 5% Q3 2019 FXN Guidance excl. Lease Acct Impact $792 - $802 $117 - $127 Lease Accounting Impact (ASC-842) ($4) 2019 FXN Guidance $792 - $802 $113 - $123 FX Impact (spot FX) (1) ($17) ($3) Q3 2019 Guidance (@ spot FX) (1) $775 - $785 $110 - $120 (1) Based on current spot FX rates (local currency per US dollar) of MXN 19.34, BRL 3.89, CLP 711.00, PEN 3.34 and AUD 1.47 for August - September 2019. FX impact may change based on fluctuations in currency rates in future periods. Note: An outlook for 2019 net income and reconciliation of the forward-looking 2019 Adjusted EBITDA outlook to net income are not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. © 2019 Laureate Education, Inc. 17

APPENDIX © 2019 Laureate Education, Inc. 18

2019 Second Quarter – Net Income Reconciliation Q2 ’19 B / (W) Vs. Q2 ’18 Notes ($ in millions) Reported $ % Adjusted EBITDA 297 (6) (2%) • ($18M) impact from FX Depreciation & Amort. (50) 3 6% Interest Expense, net (39) 19 33% • $112M one-time gain in Q2 ’18 related to Other (30) (104) n.m. conversion of preferred equity Income Tax (74) 18 n.m. Income/(Loss) From 105 (69) n.m. Continuing Operations Discontinued 34 (5) n.m. Operations (Net of Tax) Net Gain/(Loss) on 642 630 n.m. Sale of Disc. Ops. Net Income / (Loss) 780 556 n.m. Large Gain in Q2 Related Primarily to Gain on Sale of Iberian Assets © 2019 Laureate Education, Inc. 19

2019 H1 – Net Income Reconciliation H1 ’19 B / (W) Vs. H1 ’18 Notes ($ in millions) Reported $ % Adjusted EBITDA 276 2 1% • ($11M) impact from FX Depreciation & Amort. (97) 13 11% Interest Expense, net (90) 28 24% • $98M one-time gain YTD June 2018 related to Other (55) (86) n.m. conversion of preferred equity Income Tax (39) 30 n.m. Income/(Loss) From (6) (14) n.m. Continuing Operations Discontinued 90 33 n.m. Operations (Net of Tax) Net Gain/(Loss) on 890 559 n.m. Sale of Disc. Ops. Net Income / (Loss) 974 578 n.m. H1 Results Include ~$900M Gain on Asset Sales © 2019 Laureate Education, Inc. 20

Seasonality: Main Enrollment Intakes • Q1 and Q3 are peak intake quarters, but seasonally weak earnings quarters as institutions are largely out of session during the summer season – Q1 represents the large intake for our Southern Hemisphere institutions (Brazil, Andean & Rest of World) – Q3 represents the large intake for our Northern Hemisphere institutions (Mexico and Online & Partnerships) © 2019 Laureate Education, Inc. 21

Intra-Year Seasonality Trends • Large intake cycles at end of Q1 (Southern Hemisphere) and end of Q3 (Northern Hemisphere) drive seasonality of earnings (Q2 and Q4 are our strongest earnings quarters) Revenue Seasonality Adj. EBITDA Seasonality New Enrollments Seasonality Factors Affecting Seasonality  Intake cycles – Q1 Southern Hemisphere – Q3 Northern Hemisphere  Academic calendar  FX trends © 2019 Laureate Education, Inc. 22

Financial Results & Tables © 2019 Laureate Education, Inc. 23

Financial Tables

Consolidated Statements of Operations

IN MILLIONS	For the three months ended June 30, 2019	2018	Change	For the six months ended June 30, 2019	2018	Change
Revenues	$ 1,001.8	$ 1,017.2	$ (15.4)	$ 1,623.6	$ 1,649.4	$ (25.8)
Costs and expenses:						
Direct costs	720.2	725.8	(5.6)	1,372.6	1,403.3	(30.7)
General and administrative expenses	67.4	73.2	(5.8)	121.3	120.5	0.8
Loss on impairment of assets	0.5	—	0.5	0.5	—	0.5
Operating income	213.7	218.2	(4.5)	129.2	125.6	3.6
Interest income	2.8	2.6	0.2	6.4	5.9	0.5
Interest expense	(41.5)	(60.1)	18.6	(96.1)	(123.4)	27.3
Loss on debt extinguishment	(15.6)	—	(15.6)	(26.2)	(7.5)	(18.7)
Gain on derivatives	2.6	111.6	(109.0)	7.8	92.3	(84.5)
Other income (expense), net	7.7	(0.1)	7.8	8.1	2.5	5.6
Foreign currency exchange gain (loss), net	8.8	(5.7)	14.5	4.2	(17.5)	21.7
Income from continuing operations before income taxes and equity in net income of affiliates	178.6	266.5	(87.9)	33.3	77.8	(44.5)
Income tax expense	(74.3)	(92.7)	18.4	(39.3)	(69.6)	30.3
Equity in net income of affiliates, net of tax	0.2	—	0.2	0.2	—	0.2
Income (loss) from continuing operations	104.5	173.9	(69.4)	(5.8)	8.2	(14.0)
Income from discontinued operations, net of tax	33.6	38.1	(4.5)	90.2	56.9	33.3
Gain on sales of discontinued operations, net of tax	641.5	12.0	629.5	889.5	330.3	559.2
Net income	779.6	224.0	555.6	973.9	395.5	578.4
Net loss (income) attributable to noncontrolling interests	2.0	0.5	1.5	(1.0)	(2.2)	1.2
Net income attributable to Laureate Education, Inc.	$ 781.6	$ 224.4	557.2	$ 972.8	$ 393.3	579.5
Accretion of other redeemable noncontrolling interests and equity and Series A convertible redeemable preferred stock	0.2	69.8	(69.6)	0.5	12.4	(11.9)
Net income available to common stockholders	$ 781.8	$ 294.2	$ 487.6	$ 973.3	$ 405.7	$ 567.6
Basic and diluted earnings per share:						
Basic weighted average shares outstanding	224.7	214.9	9.8	224.7	201.5	23.2
Diluted weighted average shares outstanding	224.9	224.4	0.5	224.7	224.5	0.2
Basic earnings per share	$ 3.48	$ 1.37	$ 2.11	$ 4.33	$ 2.01	$ 2.32
Diluted earnings per share	$ 3.48	$ 1.00	$ 2.48	$ 4.33	$ 1.75	$ 2.58

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2019 Laureate Education, Inc.

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Financial Tables

Revenue and Adjusted EBITDA by segment

IN MILLIONS

For the three months ended June 30,	2019	2018	% Change: Reported	% Change: Organic Constant Currency(1)	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Other	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues									
Brazil	$ 197.1	$ 225.6	(13)%	(4)%	$ (28.5)	$ (9.0)	$ —	$ —	$ (19.5)
Mexico	162.5	159.6	2%	1%	2.9	2.0	—	—	0.9
Andean	423.0	409.5	3%	10%	13.5	39.9	—	—	(26.4)
Rest of World	60.6	61.3	(1)%	6%	(0.7)	3.5	—	—	(4.2)
Online & Partnerships	159.7	165.0	(3)%	(3)%	(5.3)	(5.3)	—	—	—
Corporate & Eliminations	(1.1)	(3.9)	72%	72%	2.8	2.8	—	—	—
Total Revenues	$ 1,001.8	$ 1,017.2	(2)%	3%	$ (15.4)	$ 33.8	$ —	$ —	$ (49.2)
Adjusted EBITDA									
Brazil	$ 58.9	$ 77.9	(24)%	(16)%	$ (19.0)	$ (12.6)	$ (0.4)	$ —	$ (6.0)
Mexico	31.6	27.8	14%	14%	3.8	4.0	0.1	—	(0.3)
Andean	186.7	184.2	1%	7%	2.5	13.3	—	—	(10.8)
Rest of World	10.5	7.6	38%	51%	2.9	3.9	—	—	(1.0)
Online & Partnerships	49.9	45.4	10%	10%	4.5	4.5	—	—	—
Corporate & Eliminations	(40.2)	(39.4)	(2)%	(2)%	(0.8)	(0.8)	—	—	—
Total Adjusted EBITDA	$ 297.3	$ 303.6	(2)%	4%	$ (6.3)	$ 12.1	$ (0.3)	$ —	$ (18.1)

(1) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2018 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

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Financial Tables

Revenue and Adjusted EBITDA by segment

IN MILLIONS

For the six months ended June 30,	2019	2018	% Change Reported	% Change Organic Constant Currency[2]	$ Variance Components Total	Organic Constant Currency	Other	Acq/Div.	FX
Revenues									
Brazil	$ 307.1	$ 348.4	(12)%	(1)%	$ (41.3)	$ (4.2)	$ —	$ —	$ (37.1)
Mexico	318.9	315.5	1%	2%	3.4	6.6	—	—	(3.2)
Andean	561.9	544.6	3%	10%	17.3	54.1	—	—	(36.8)
Rest of World	114.7	113.6	1%	7%	1.1	8.5	—	—	(7.4)
Online & Partnerships	321.5	333.0	(3)%	(3)%	(11.5)	(11.5)	—	—	—
Corporate & Eliminations	(0.6)	(5.7)	89%	89%	5.1	5.1	—	—	—
Total Revenues	$ 1,623.6	$ 1,649.4	(2)%	4%	$ (25.8)	$ 58.7	$ —	$ —	$ (84.5)
Adjusted EBITDA									
Brazil	$ 28.2	$ 51.9	(46)%	(41)%	(23.7)	$ (21.3)	$ (1.2)	$ —	$ (1.2)
Mexico	57.4	58.3	(2)%	2%	(0.9)	1.4	(1.1)	—	(1.2)
Andean	153.5	144.8	6%	12%	8.7	16.7	—	—	(8.0)
Rest of World	15.0	10.6	42%	46%	4.4	4.9	—	—	(0.5)
Online & Partnerships	98.4	90.4	9%	9%	8.0	8.0	—	—	—
Corporate & Eliminations	(76.8)	(82.0)	6%	6%	5.2	5.2	—	—	—
Total Adjusted EBITDA	$ 275.7	$ 273.9	1%	5%	$ 1.8	$ 15.0	$ (2.3)	$ —	$ (10.9)

[2] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2018 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

© 2019 Laureate Education, Inc.
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Financial Tables Consolidated Balance Sheets IN MILLIONS June 30, 2019 December 31, 2018 Change Assets Cash and cash equivalents $ 236.4 $ 388.5 $ (152.1) Receivables (current), net 368.2 249.3 118.9 Other current assets 329.1 273.0 56.1 Current assets held for sale 187.2 306.4 (119.2) Property and equipment, net 1,238.5 1,278.9 (40.4) Operating lease right-of-use assets, net 937.9 — 937.9 Goodwill and other intangible assets 2,874.2 2,858.8 15.4 Other long-term assets 426.5 383.3 43.2 Long-term assets held for sale 493.9 1,031.5 (537.6) Total assets $ 7,091.8 $ 6,769.6 $ 322.2 Liabilities and stockholders' equity Accounts payable and accrued expenses $ 475.5 $ 491.2 $ (15.7) Deferred revenue and student deposits 283.8 193.2 90.6 Total operating leases, including current portion 958.1 — 958.1 Total long-term debt, including current portion 1,358.3 2,695.5 (1,337.2) Total due to shareholders of acquired companies, including current portion 35.9 45.4 (9.5) Other liabilities 557.7 616.3 (58.6) Current and long-term liabilities held for sale 303.0 662.7 (359.7) Total liabilities 3,972.2 4,704.3 (732.1) Redeemable noncontrolling interests and equity 12.5 14.4 (1.9) Total stockholders' equity 3,107.1 2,050.9 1,056.2 Total liabilities and stockholders' equity $ 7,091.8 $ 6,769.6 $ 322.2 Note: Dollars in millions, and may not sum to total due to rounding © 2019 Laureate Education, Inc. 27

Financial Tables Consolidated Statements of Cash Flows For the six months ended June 30, IN MILLIONS 2019 2018 Change Cash flows from operating activities Net income $ 973.9 $ 395.5 $ 578.4 Depreciation and amortization 97.4 130.2 (32.8) Loss on impairment of assets 0.5 — 0.5 Amortization of operating lease right-of-use assets 62.8 — 62.8 Gain on sales of subsidiaries and disposal of property and equipment, net (852.3) (309.9) (542.4) Gain on derivative instruments (8.0) (92.7) 84.7 Payments for settlement of derivative contracts (8.2) — (8.2) Loss on debt extinguishment 26.2 7.5 18.7 Unrealized foreign currency exchange (gain) loss (5.2) 18.7 (23.9) Income tax receivable/payable, net (55.7) 12.0 (67.7) Working capital, excluding tax accounts (276.5) (221.0) (55.5) Other non-cash adjustments 77.8 61.6 16.2 Net cash provided by operating activities 32.5 1.8 30.7 Cash flows from investing activities Purchase of property and equipment (62.8) (93.7) 30.9 Expenditures for deferred costs (8.0) (7.7) (0.3) Receipts from sales of discontinued operations, net of cash sold, property and equipment and other 1,161.4 374.7 786.7 Settlement of derivatives related to sale of discontinued operations and net investment hedge 12.9 (10.0) 22.9 Investing other, net (1.1) 1.0 (2.1) Net cash provided by investing activities 1,102.4 264.3 838.1 Cash flows from financing activities Decrease in long-term debt, net (1,369.6) (373.0) (996.6) Payments of deferred purchase price for acquisitions (12.1) (5.9) (6.2) Payment of dividends on Series A Preferred Stock — (11.1) 11.1 Payments of debt issuance costs and redemption premiums (5.9) (0.3) (5.6) Financing other, net (8.4) (2.8) (5.6) Net cash used in financing activities (1,396.1) (393.1) (1,003.0) Effects of exchange rate changes on Cash and cash equivalents and Restricted cash 8.7 3.8 4.9 Change in cash included in current assets held for sale 88.1 14.1 74.0 Net change in Cash and cash equivalents and Restricted cash (164.4) (109.1) (55.3) Cash and cash equivalents and Restricted cash at beginning of period 589.8 532.8 57.0 Cash and cash equivalents and Restricted cash at end of period $ 425.4 $ 423.7 $ 1.7 Note: Dollars in millions, and may not sum to total due to rounding © 2019 Laureate Education, Inc. 28

Financial Tables

Non-GAAP Reconciliation (1 of 2)

The following table reconciles loss from continuing operations to Adjusted EBITDA for the six months ended June 30, 2019 and 2018:

IN MILLIONS	For the three months ended June 30, 2019	2018	Change	For the six months ended June 30, 2019	2018	Change
Income (loss) from continuing operations	104.5	173.9	(69.4)	$ (5.8)	$ 8.2	$ (14.0)
Plus:						
Equity in net income of affiliates, net of tax	(0.2)	—	(0.2)	(0.2)	—	(0.2)
Income tax expense	74.3	92.7	(18.4)	39.3	69.6	(30.3)
Income from continuing operations before income taxes and equity in net income of affiliates	178.6	266.5	(87.9)	33.3	77.8	(44.5)
Plus:						
Foreign currency exchange (gain) loss, net	(8.8)	5.7	(14.5)	(4.2)	17.5	(21.7)
Other (income) expense, net	(7.7)	0.1	(7.8)	(8.1)	(2.5)	(5.6)
Gain on derivatives	(2.6)	(111.6)	109.0	(7.8)	(92.3)	84.5
Loss on debt extinguishment	15.6	—	15.6	26.2	7.5	18.7
Interest expense	41.5	60.1	(18.6)	96.1	123.4	(27.3)
Interest income	(2.8)	(2.6)	(0.2)	(6.4)	(5.9)	(0.5)
Operating income	213.7	218.2	(4.5)	129.2	125.6	3.6
Plus:						
Depreciation and amortization	49.7	52.9	(3.2)	97.4	109.9	(12.5)
EBITDA	263.4	271.1	(7.7)	226.6	235.5	(8.9)
Plus:						
Share-based compensation expense (3)	4.7	7.3	(2.6)	7.7	3.2	4.5
Loss on impairment of assets (4)	0.5	—	0.5	0.5	—	0.5
EiP implementation expenses (5)	28.6	25.2	3.4	40.9	35.3	5.6
Adjusted EBITDA	$ 297.3	$ 303.6	$ (6.3)	$ 275.7	$ 273.9	$ 1.8

(3) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.

(4) Represents non-cash charges related to impairments of long-lived assets.

(5) Excellence-in-Process (EiP) implementation expenses are related to our enterprise-wide initiative to optimize and standardize Laureate's processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations (SSOs) around the world, as well as improvements to the Company's system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure and certain non-recurring costs incurred in connection with the planned and completed dispositions.

Note: Dollars in millions, and may not sum to total due to rounding

© 2019 Laureate Education, Inc.

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Financial Tables Non-GAAP Reconciliation (2 of 2) The following table reconciles operating cash flow to Free Cash Flow for the six months ended June 30, 2019 and 2018: IN MILLIONS 2019 2018 Change Net cash provided by operating activities $ 32.5 $ 1.8 $ 30.7 Capital expenditures: Purchase of property and equipment (62.8) (93.7) 30.9 Expenditures for deferred costs (8.0) (7.7) (0.3) Free Cash Flow $ (38.3) $ (99.6) $ 61.3 Note: Dollars in millions, and may not sum to total due to rounding © 2019 Laureate Education, Inc. 30

© 2019 Laureate Education, Inc. 31